Exhibit 10.4
(MASTER) INSTRUMENT OF PLEDGE RELATING TO ORDERS ON HAND
THE UNDERSIGNED:
1.
The private company with limited liability Constar International Holland (Plastics) B.V. (Company number 09046375), having its registered office and its principal place of business at (6902 PA) Zevenaar at Hengelder 42, to be referred to as: “the Client”;

2.
The private company with limited liability ING Commercial Finance B.V. (Company number 30201094), incorporated and existing under the laws of the Netherlands, with statutory seat in Amsterdam, the Netherlands and actual place of business in (3981 AZ) Bunnik, at Runnenburg 30, below to be referred to as: “ING ComFin”;

CONSIDERING:
(i)
ING ComFin concluded amongst others a Financing and Service Agreement (and Master Instrument of Pledge to be referred to as: “FSA” with the Client, under which ING ComFin provided or will provide the Client with i.a. monies and/or financing and/or credit facilities;

(ii)
ING ComFin desires to obtain a right of (concealed) pledge on the Client’s Accounts Receivable from and rights against Customers as security for the performance by Client of his obligations vis-à-vis ING ComFin on the terms and conditions laid down by this Agreement;

DECLARE TO HAVE AGREED AS FOLLOWS:
Article 1 — (Obligation to) deliver Accounts Receivable from and rights against Customers in (concealed) pledge
1.1
Herewith the Client undertakes to deliver to ING ComFin in (concealed) pledge, to the extent required in advance, all rights and Accounts Receivable, which the Client may now have or at any time acquire under agreements of sale and delivery of goods, contracts of services or any other agreements, in each such case concluded with Customers, below to be jointly referred to as: “the Accounts Receivable”.

1.2
Herewith the Client undertakes vis-à-vis ING ComFin to deliver in (concealed) pledge all Client’s rights and Accounts Receivable under agreements of sale and delivery and/or contracts of services in each such case to be concluded with Customers in the future, below also to be jointly referred to as: “the Accounts Receivable”, at the moment they come into being.

1.3	The Accounts Receivable as referred to above in 1 and 2 shall be delivered in (concealed) pledge as set forth in Article 14.2 of the FSA.
1.4	The delivery of the Accounts Receivable in (concealed) pledge shall include all rights of actions, privileges and other rights inherent in the Accounts Receivable.
1.5
Herewith the Client declares and warrants that he is (will be) authorised to deliver the above Accounts Receivable in pledge, that the said Accounts Receivable have not already been disposed of to any third party, that they have not been encumbered with any limited ownership right to the benefit of any third party, subject to the subordination by lender as referred to in Section 4.5 of the FSA.

Furthermore, the Client shall not sell or dispose of the Accounts Receivable to any third party nor encumber them with any limited ownership rights to the benefit of any third party, subject to Section 4.5 of the FSA.
1.6
ING ComFin shall at all times be authorised to repledge any Account Receivable delivered to ING ComFin in (concealed) pledge. The Client now undertakes to cooperate in such later repledging and unconditionally to acknowledge such repledging in writing.

Article 2 — Pledge Schedule Orders on Hand
2.1
The Accounts Receivable under future agreements entered into by the Client with Customers shall be delivered in (concealed) pledge by means of forms to be made available to the Client by ING ComFin for that purpose, the “Pledge Schedule Orders on Hand”, below to be referred to as: “the Pledge Schedule”.

Pandakte orderportefeuille/versie 2/2009	Initials:

2.2	ING ComFin accepts the (concealed) pledge of Accounts Receivable designated in the Pledge Schedule by taking receipt of the Pledge Schedule and any annexes forming part thereof.
2.3
The Client undertakes to send in to ING ComFin each week or, as requested by ING ComFin, more often, a Pledge Schedule which has been truthfully and in full completed and signed by the Client. This frequency may be altered after having obtained ING ComFin’s written consent.

When sending in the Pledge Schedule, the Client shall be obliged to attach to the Pledge Schedule all documents relating to the Accounts Receivable (such as i.a. specifications, agreement(s) and confirmation of orders), the said documents shall thereby be an inseparable part of the Pledge Schedule and together with the Pledge Schedule shall effect the (concealed) pledge to ING ComFin of the Accounts Receivable involved.
Furthermore, the Client shall at all times enable ING ComFin to gather from the Client’s books and records any information deemed required by ING ComFin for exercising its rights under this Agreement.
Article 3 — Registration
3.1
ING ComFin alone shall at all times be authorised to file this instrument and each Pledge Schedule with annexes forming part thereof which ING ComFin has taken receipt of, for registration at any Office of the Inspection of Registration and Succession (Inspectie der Registratie en Successie) or to cause the Pledge Schedule to be executed before a Dutch civil law notary, as solely and exclusively determined by ING ComFin.

3.2
The Client hereby grants ING ComFin an irrevocable and unconditional power of attorney to deliver the Accounts Receivable designated in this instrument and in any Pledge Schedule, as far as necessary, in pledge to ING ComFin on behalf of the Client and to take all measures required for registration in connection with such pledging.

As far as necessary, the Client hereby grants ING ComFin an irrevocable and unconditional power of attorney to file this instrument and any Pledge Schedule for registration at the office referred to above, also on behalf of the Client. The Client now undertakes to grant ING ComFin or a third party designated by ING ComFin all powers of attorney required for later execution of the said notarial instrument.
Article 4 — Other obligations of the Client
4.1	The Client shall insert clauses in all agreements referred to in Article 1.1 as required by Article 7 of the FSA.
4.2	ING ComFin may never be obliged by the Client (nor by the Client’s Customers) to perform the work agreed on by the Client with Customers or effect delivery of personal property agreed on.
ING ComFin shall never be liable to the Client (nor to the Client’s Customers) to compensate any damage of whatever nature and caused by whatever reason, which may arise from the (partial) failure to accomplish the performance agreed on with Customers. The Client hereby indemnifies ING ComFin irrevocably and unconditionally against any claims from third parties in this connection.
Article 5 — Communication of (concealed) pledge to the Debtor
5.1	ING ComFin may communicate with Debtors and take actions regarding the Accounts Receivable as set forth in Article 14 of the FSA.
5.2	If ING ComFin desires to exercise the rights referred to above in 5.2 b), ING ComFin shall be obliged to inform the Client hereof in good time.
The Client shall exclusively be able to prevent ING ComFin from exercising these rights by payment in full of the relevant Account Receivable delivered in pledge as well as all costs so far incurred by ING ComFin both in and out of Court in connection with collecting the Account Receivable. If the Client wishes to avail himself of the authority conferred by this provision, the Client shall inform ING ComFin hereof without delay.
Article 6 — Costs and documentary evidence of ING ComFin’s Accounts Receivable
6.1
All costs relating to this instrument, including those relating to the (concealed) pledging of the Accounts Receivable, and the costs incurred by ING ComFin in and out of Court for the preservation and exercising of its rights arising under this instrument, will be charged to the Client.

6.2
The existence and extent of the Client’s payment obligations vis-à-vis ING ComFin which have come into being on whatever account shall be evidenced by an extract from ING ComFin’s accounts, signed as correct by the latter.

Article 7 — Irrevocable powers of attorney granted to ING ComFin
7.1	By signing this instrument, ING ComFin accepts all powers of attorney granted by the Client under this instrument, the said powers shall be considered to form an inseparable part of this Agreement.
Article 8 — Applicable law
8.1	This instrument as well as any disputes arising out of or relating to the performance hereof between ING ComFin and the Client shall exclusively be governed by Dutch law.
This Agreement and all powers of attorney granted hereunder will terminate when all lending agreements between ING ComFin and Client have been terminated and all amounts owing to ING under such agreements have been paid.
Thus it has been drawn up and signed in duplicate at Bunnik on 29-4-2010
CONSTAR INTERNATIONAL HOLLAND (PLASTICS) B.V.
It’s managing director
A. Bloemendal
/s/ A. Bloemendal
ING COMMERCIAL FINANCE B.V.
/s/ Kim Muntz and /s/ Sandy Brouwer

Pandakte orderportefeuille/versie 2/2009	Initials:

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